SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 16, 2002

BSQUARE CORPORATION

(Exact Name of Registrant as Specified in Charter)

WASHINGTON (State or Other Jurisdiction of Incorporation)	000-27687 (Commission File Number)	91-1650880 (IRS Employer Identification No.)

3150 139th Avenue SE, Suite 500
Bellevue, Washington 98005
(425) 519-5900

(Address and Telephone Number of Registrant’s Principal Executive Offices)

BSQUARE CORPORATION
FORM 8-K
December 16, 2002

Item 5. Other Events.

     On December 16, 2002 BSQUARE Corporation (the “Company”) issued a press release announcing a More Focused Product and Service Strategy and Company-Wide Restructuring to Reduce Operating Expenses. This press release, dated December 16, 2002, is attached as Exhibit 99 to this report.

Item 7. Financial Statements and Exhibits

(a) and (b) not applicable

(c) Exhibit Index:

99 Press Release issued by BSQUARE Corporation dated December 16, 2002.

The following items are not applicable to this Form 8-K:

Item 1. Changes in Control of Registrant

Item 2. Acquisition or Disposition of Assets

Item 3. Bankruptcy or Receivership

Item 4. Changes in Registrant’s Certifying Accountant

Item 6. Resignations of Registrant’s Directors

Item 8. Change in Fiscal Year

Item 9. Regulation FD Disclosure

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BSQUARE CORPORATION

Date: December 16, 2002	By:	/s/James R. Ladd

James R. Ladd Senior Vice President, Finance & Operations, and Chief Financial Officer